Exhibit (q)

STONE RIDGE TRUST

POWER OF ATTORNEY

Each of the persons whose name appears below hereby severally constitutes and appoints each of Ross Stevens, Lauren Macioce and Patrick Kelly, and each of them singly, with full powers of substitution and resubstitution, his true and lawful attorney, with full power to sign for him, and in his name and in the capacities indicated below, any Registration Statement of Stone Ridge Trust (“Trust”) on Form N-1A, any and all subsequent Post-Effective Amendments to such Registration Statement, any and all supplements or other instruments in connection therewith, any subsequent Registration Statements for the same offering which may be filed under the Securities Act of 1933, as amended (the “Securities Act”), any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act of 1940), and the rules thereunder, the Commodities Exchange Act, as amended, and/or any rules or regulations passed or adopted by the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority Trust is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or laws of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Securities and Commodities Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in his name and on his behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Securities and Commodities Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

Each of the persons whose name appears below hereby acknowledges that the attorneys-in-fact, in serving in such capacity at his request, are not assuming, nor is Trust assuming, any of his responsibilities to comply with the Securities and Commodities Laws. This Power of Attorney shall remain in full force and effect until revoked in a signed writing delivered to the attorneys-in-fact.

/s/ Jeffery Ekberg	September 19, 2016
Jeffery Ekberg	Date

/s/ Daniel Charney	September 19, 2016
Daniel Charney	Date

/s/ Ross Stevens	September 19, 2016
Ross Stevens	Date

/s/ Lauren Macioce	September 19, 2016
Lauren Macioce	Date

/s/ Patrick Kelly	September 19, 2016
Patrick Kelly	Date